UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2009

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	120510	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 23, 2009, Universal Truckload Services, Inc., or the Company, issued a press release announcing the Company’s financial and operating results for the thirteen and twenty-six weeks ended June 27, 2009, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)	On July 22, 2009, the Company’s Board of Directors increased the size of the Board to eight members and elected Daniel J. Deane to the Board as a director, as provided under the Company’s Bylaws. Mr. Deane will serve as a director until the Company’s annual meeting of shareholders in 2010, at which time our shareholders will elect all of the Company’s directors.

Mr. Deane’s compensation for his services as a director will be consistent with that of our other non-employee directors, as described in our definitive proxy statement with respect to our 2009 annual meeting of shareholders filed with the Securities and Exchange Commission on April 27, 2009. There are no arrangements or understandings between Mr. Deane and any other person pursuant to which he was appointed as a director, and Mr. Deane is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 23, 2009 announcing the Company’s financial and operating results for the thirteen and twenty-six weeks ended June 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: July 24, 2009	/s/ Robert E. Sigler
Robert E. Sigler
Vice President, Chief Financial Officer, Secretary and Treasurer